EXHIBIT 10.3

LOAN AGREEMENT

This amended loan agreement (this “Agreement”) is made and entered into as of June 19, 2019 (the “Effective Date”), by and between Green Light District Holdings, Inc., a Delaware Corporation (the “GLDH”) and Body and Mind Inc., a Nevada corporation (the “Lender”) (collectively, the “Parties”).

WHEREAS, the Parties previously entered into certain binding interim agreement dated November 28, 2018 (the “Prior Agreement” attached hereto as Exhibit D), wherein GLDH issued certain senior secured convertible notes to the Lender in the amount of Five Million Two Hundred Thousand Dollars ($5,200,000.00) for an aggregate purchase price of Five Million Two Hundred Thousand Dollars ($5,200,000.00) (the “Convertible Note Amount”);

WHEREAS, the Prior Agreement was secured by a security agreement dated November 28, 2018 (the “Prior Security Agreement” attached hereto as Exhibit E);

WHEREAS, in the connection with the Master Settlement and Release Agreement entered into contemporaneously herewith (the “Settlement Agreement”), the Parties desire to enter into Loan Documents (as defined herein) setting forth the Parties’ rights and responsibilities with respect to the Convertible Note Amount and superseding and replacing the Prior Agreement and the Prior Security Agreement;

WHEREAS, as part of the Settlement Agreement, Lender requires the execution of the Loan Documents (as defined below) in order to secure GLDH’s obligations with respect to the repayment of the Convertible Note Amount (as defined herein); and

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1. Loan.

(a) Convertible Note. On November 28, 2018, Lender provided GLDH with one hundred percent (100%) of the Convertible Note Amount, as evidenced by a senior secured convertible promissory note, a copy of which is attached hereto as Exhibit A (the “Convertible Note”), duly executed by GLDH and dated as of the date hereof. The terms and conditions set forth in the Loan Documents shall supersede and replace the Prior Agreement and Prior Security Agreement memorializing the Parties’ agreement as to the rights and responsibilities with respect to the Convertible Note Amount. The Convertible Note Amount is not revolving in nature and may not be repaid and reborrowed. Interest on the outstanding Convertible Note from time to time shall accrue from the date hereof until repaid in full at an annual rate equal to twenty percent (20%), compounded annually. Interest on the Convertible Note Amount shall be computed on the basis of a three hundred and sixty-five (365) day year and the actual number of days elapsed in the period during which such interest accrues. Interest on the Convertible Note shall be due and payable on the Maturity Date as set forth in Section 2.

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(b) Loan Documents. The following instruments, together with this Agreement and the Convertible Note, shall collectively be referred to as the “Loan Documents”. The Loan Documents are hereby incorporated by reference.

(i) The performance of GLDH of their obligations under this Agreement and the Convertible Note shall be guaranteed by GLDH and Airport Collective Inc., a California non-profit mutual benefit corporation (“Airport”) (GLDH and Airport shall collectively be referred to as, the “Guarantors”), pursuant to that certain guaranty agreement by and between the Guarantors and Lender dated as of the date hereof and in the form attached hereto as Exhibit B (the “Guaranty”).

(ii) The performance of GLDH of their obligations under this Agreement and the Convertible Note shall be secured by a certain security agreement by and between GLDH, Airport and the Lender, whereby GLDH and Airport shall grant to Lender, a security interest in certain collateral, dated as of the date hereof and in the form attached hereto as Exhibit C (the “Security Agreement”).

2. Payment Terms.

(a) Payment at Maturity. Notwithstanding anything to the contrary contained herein, the principal amount of the Loan and all interest accrued thereon will be due and payable on the thirty-six (36) month anniversary of the Effective Date (the “Maturity Date”). In the event the Asset Purchase Agreement entered into between Lender and Airport contemporaneously herewith has not closed prior to the Maturity Date, the Maturity Date shall automatically be extended for an additional one (1) year period.

(b) Place of Payment. All payments to be made to the Lender shall be made in the lawful money of the United States in immediately available funds. Payments of principal and interest shall be delivered to the Lender at the address of Lender set forth in Section 10 hereof or to such other address as specified by the Lender to GLDH by prior written notice.

(c) Prepayment. GLDH shall not be permitted to pre-pay the amount owed in connection with these Loan Documents prior to the Maturity Date without first obtaining the prior written consent of Lender.

(d) Withholding Taxes. If any withholding taxes are or become payable in respect of principal, interest or any other amount payable by GLDH under this Agreement or the Convertible Note, (i) all such amounts payable by GLDH shall be increased by the amount of the withholding taxes, (ii) GLDH shall make such additions, (iii) GLDH shall pay the full amount required to be paid to the relevant taxing authority or other authority in accordance with applicable law, and (iv) GLDH and Lender shall cooperate and use commercially reasonable efforts to obtain a refund of any such withholding taxes, and all amounts received in connection therewith shall be paid to GLDH.

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3. Events of Default.

(a) Definition. For purposes of this Agreement, an “Event of Default” shall be deemed to have occurred if:

(i) GLDH fails to pay the Loan Amount, plus all accrued interest thereon, to the Lender on or prior to the Maturity Date;

(ii) GLDH fails to perform or observe any covenant set forth in Section 4;

(iii) GLDH shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (B) admit in writing its inability, or be generally unable, to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (E) file a petition seeking to take advantage of any other law providing for the relief of debtors, (F) acquiesce to any petition filed against it in any involuntary case under such bankruptcy laws, or (G) take any action for the purpose of effecting any of the foregoing;

(iv) any lien created hereunder or provided for under any Loan Document for any reason ceases to be or is not a valid and perfected lien having a first priority interest; or

(v) termination or breach by GLDH or the Guarantors of any of the Loan Documents (other than this Agreement) or if GLDH, the Guarantors or any other party attempts to terminate, challenges the validity of, or its liability under, any Loan Document.

(b) Extension. GLDH hereby expressly agrees that this Agreement, or any payment hereunder, may be extended from time to time and that the Lender may accept security for this Agreement or release security for this Agreement, all without in any way affecting the liability of GLDH hereunder.

4. Covenants.

(a) Until the Maturity Date, and thereafter until payment in full of the Convertible Note Amount and all accrued interest thereon, GLDH agrees that they shall, unless Lender shall otherwise consent in writing:

(i) take any action as reasonably requested by Lender to carry out the intent of the Loan Documents, within a reasonable amount of time.

(ii) assist Lender in perfecting and protecting its security interests and liens under the Loan Documents and reimburse Lender for related costs it reasonably incurs to protect its security interests and liens;

(iii) promptly upon knowledge thereof, provide Lender notice of any material loss of, or damage to, any of the Collateral under the Loan Documents, or of any material adverse change in any of the Collateral.

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(b) Until the Maturity Date, and thereafter until payment in full of the Convertible Note, GLDH agrees that it shall not, unless Lender shall otherwise consent in writing:

(i) create, incur, assume or in any manner become liable in respect of (including, without limitation, through assumption, endorsement or guaranty), or suffer to exist any indebtedness other than the Loan;

(ii) create, incur or suffer to exist any lien on any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, other than liens in connection with the Loan.

5. Rights and Remedies.

(a) Upon the occurrence of an Event of Default for a period of time in excess of sixty (60) days (the “Cure Period”), the Lender may, in addition to any other rights or remedies provided for hereunder or by applicable law, do any one or more of the following:

(i) declare all or any portion of the principal of, and any and all accrued and unpaid interest on, the Loan to be immediately due and payable, whereupon the same shall become and be immediately due and payable and GLDH shall be obligated to repay all of such obligations in full, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by GLDH;

(ii) terminate this Agreement or any of the other Loan Documents as to any future liability or obligation of the Lender; and

(iii) exercise all other rights and remedies available to Lender under the Loan Documents or under applicable law, or in equity.

(b) The rights and remedies of the Lender under this Agreement and the other Loan Documents shall be cumulative. The Lender shall have all other rights and remedies as provided under applicable law or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any Event of Default shall be deemed a continuing waiver. No delay by the Lender in enforcing any rights hereunder shall constitute a waiver, election or acquiescence by it in the absence of a written waiver signed by the Lender.

6. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended only with the prior written consent of the Lender and GLDH.

7. No Assignment or Transfer. Neither party may sell, assign, transfer, pledge, hypothecate, mortgage or otherwise encumber this Agreement or any of its rights or obligations hereunder or herein without the prior written consent of the other party, which shall not be unreasonably withheld. This agreement is binding on GLDH’ and Lender’s successors and assignees.

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8. Fees and Expenses. Each party shall pay any and all fees, costs and expenses, including attorneys’ fees, incurred by the party in connection with this Agreement and the Convertible Note and the negotiation, execution and performance hereof; provided that GLDH shall bear and pay all fees, costs and expenses, including attorneys’ fees, incurred by Lender in (i) the collection of any amounts owed under this Agreement or any other Loan Document, or (iii) the enforcement of this Agreement or any other Loan Document.

9. Notices. All notices, requests and other communications made or given in connection with this Loan Agreement or any other Loan Document shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the party that is to be addressed, or by reputable overnight carrier, or registered or certified mail, return receipt requested, or by e-mail or telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid.

10. Governing Law.

(a) All questions concerning the construction, validity and interpretation of this agreement will be governed by and construed in accordance with the domestic laws of the state of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

(b) Each party irrevocably waives all rights to a trial by jury in any suit, action, or other proceeding instituted by or against such party in respect of its obligations hereunder or the transactions contemplated hereby.

(c) It is the intention of the parties to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this agreement shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points, or otherwise) contracted for, chargeable, or receivable under this agreement shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this agreement remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the borrower or credited on the principal amount of this agreement, or if this agreement has been repaid, then such excess shall be rebated to GLDH.

(d) Each party hereto hereby irrevocably and exclusively submits itself to the jurisdiction of the state courts of the state of California located in the County of Los Angeles, for the purposes of any suit, action or other proceeding arising out of or based upon this agreement, the subject matter hereof or any other loan document. In no event shall a claim be adjudicated in Federal District Court. In the event that either party commences a claim in Federal District Court or moves to remove such action to Federal District Court, the parties hereby mutually agree to stipulate to a dismissal of such federal claim with prejudice. Each party, to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this agreement or the subject matter hereof or any other loan document may not be enforced in or by such court. Each party agrees that its submission to jurisdiction is made for the express benefit of the other party. Final judgment against a party in any such action, suit or proceeding shall be conclusive, and may be enforced in any other jurisdiction (a) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of indebtedness or liability of the obligor therein described or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction.

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11. Indemnification. GLDH agree to indemnify, defend and hold the Lender harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the making of the Loan or the repayment or collection thereof; and (b) all losses or expenses in any way suffered, incurred, or paid by the Lender as a result of, following from or arising from the making of the Loan or the repayment or collection thereof (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by the Lender’s gross negligence or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction.

12. Waiver of Presentment, Demand and Dishonor. GLDH hereby waive presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Agreement, and waive and renounce all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the United States Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the amounts owned under this agreement and any and all extensions, renewals, and modifications hereof.

13. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday, or legal holiday in the state of California, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday, or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

14. Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

15. Severability. The provisions of this Agreement and the promissory note are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

16. Integration. This Agreement, the Convertible Note, the Guaranty and any exhibits and schedules attached hereto or thereto (the “Loan Documents”) contain the entire instrument governing the parties with respect to the subject matter hereof and supersedes all prior instruments or understandings, written or oral, in respect thereof.

17. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile transaction), all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

Green Light District Holdings, Inc. (“GLDH”)		Body and Mind Inc. (“Lender”)

By:	/s/ David Barakett	By:	/s/ Leonard Clough

Name:	David Barakett	Name:	Leonard Clough

Its:	Authorized Signatory	Its:	Authorized Signatory

Loan Agreement

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EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$5,200,000	June 19, 2019

Green Light District Holdings, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Body and Mind, Inc., a Nevada corporation (“Holder”), the aggregate principal sum of Five Million Two Hundred Thousand Dollars ($5,200,000.00). This Senior Secured Convertible Promissory Note (this “Note”) is secured by that certain Guaranty Agreement and Security Agreement executed contemporaneously herewith, by and among the Company, the Holders, and the Guarantor, Airport Collective Inc., a California non-profit mutual benefit corporation (“Guarantor”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Security Agreement.

1. Commitments. Subject to the terms and conditions set forth herein, Holder has made a loan to the Company in the amount of Five Million Two Hundred Thousand Dollars ($5,200,000.00).

2. Payments; Maturity Date. If not converted in accordance with Section 4 of this Note, and notwithstanding anything to the contrary herein, the principal amount of and accrued interest under this Note, as set forth below, shall be due and payable on the Maturity Date as defined in the Loan Agreement (the “Maturity Date”). The Company shall not prepay, in whole or in part, any principal or accrued interest due under this Note without the prior written consent of the Holder.

3. Interest. The principal amount under this Note shall accrue interest at the rate of twenty percent (20%) per annum (the “Interest Rate”) on the principal amount hereunder, together with interest accrued thereon, compounding monthly, during the period beginning on the date of issuance of this Note and ending on the earlier of (i) the Maturity Date or (ii) the date on which this Note is converted pursuant to Section 4. The interest shall be payable in cash (unless converted) on the outstanding principal balance of this Note calculated on the basis of a 365-day year and the actual number of days elapsed at the rate equal to the Interest Rate. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, then the Company shall not be obligated to pay, and Holders shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” shall mean the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Holders in connection with this Note under applicable law.

Exhibit A: Note

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4. Conversion Option. At Holder’s sole and exclusive discretion, the Principal amount and all accrued interest hereunder shall be convertible into shares of the Company equal to or greater than 89.75% of the total issued and outstanding shares of the Company.

5. Representations and Warranties of the Company. In order to induce the Holders to enter into the Transaction Documents and provide loans to the Company under this Note, the Company has made representations and warranties to the Holders as set forth in the Security Agreement.

6. General Provisions.

6.1. Assignment. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, by either party, except as provided for in the Security Agreement or with the prior written consent of the non-assigning party. The rights and obligations of the Company and the Holders shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

6.2. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified only by the written consent of the Company and the Holders.

6.3. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account, and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

6.4. Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of New York, excluding that body of law relating to conflict of laws.

6.5. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

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Exhibit A: Note

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[SIGNATURE PAGE TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE]

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 19 day of June, 2019.

Green Light District Holdings, Inc.

By:	/s/ David Barakett
Name:	David Barakett
Title:	Authorized Signatory

AGREED AND ACKNOWLEDGED BY EACH OF THE HOLDERS AND BODY AND MIND, INC.:

Body and Mind Inc.

By:	/s/ Leonard Clough

Name:	Leonard Clough

Title:	Authorized Signatory

Exhibit A: Note

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EXHIBIT B

GUARANTY AGREEMENT

This guaranty agreement (this “Guaranty”) is made effective as of June 19, 2019 (the “Effective Date”) by Green Light District Holdings, Inc., a Delaware Corporation (the “GLDH”) and Airport Collective Inc., a California non-profit mutual benefit corporation (“Airport”) (GLDH and Airport shall collectively be referred to as, the “Guarantors”) in favor of Body and Mind Inc., a Nevada corporation (the “Lender”).

WHEREAS, GLDH has entered into a loan agreement, dated as of the date hereof, with Lender (the “Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement) pursuant to which Lender has made a loan to GLDH evidenced by a Convertible Note dated as of the date hereof in the principal amount of Five Million Two Hundred Thousand Dollars ($5,200,000.00);

WHEREAS, it is a condition precedent to entering into the Settlement Agreement that Guarantors shall have executed and delivered this Guaranty; and

NOW, THEREFORE, in consideration of the premises and in order to induce Lender to enter into the Settlement Agreement, the Guarantors hereby agree as follows:

1. Definitions. As used in this Guaranty, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Agreement.

(a) “Affiliate” means as to a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

(b) “Guaranteed Obligations” shall mean, collectively, the Loan Obligations, the obligations arising under the Note and all costs, fees and expenses related thereto, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Loan Documents.

(c) “Lien” means, with respect to any specified asset, any and all liens, claims, encumbrances, mortgages, options, pledges and security interests thereon.

(d) “Note” shall mean that certain Note, dated as of the date hereof, by GLDH in favor of Lender.

(e) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

(f) “Loan Documents” shall mean each of the Loan Documents set forth in the Agreement, including, without limitation this Guaranty.

Exhibit B: Guaranty Agreement

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(g) “Loan Obligations” shall mean all obligations of GLDH to Lender under the Loan Documents.

(h) “Transfer” means to assign, sell, offer to sell, pledge, dispose of or any other like transfer, directly or indirectly.

2. Guaranty. The Guarantors hereby make the following unconditional and irrevocable guaranty to Lender, guarantying the due and punctual payment to Lender when due, whether by acceleration or otherwise, and performance of the Guaranteed Obligations. The Guarantors agree that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of GLDH.

3. Unconditional Character of Guaranty.

(a) The obligations of the Guarantors under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Loan Documents or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Guaranty shall be in accordance with the terms hereof), the recovery of any judgment against any person or action to enforce the same, any failure or delay in the enforcement of the obligations of Lender under the Loan Documents, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to Guarantors. It is the express purpose and intent of the parties hereto that this Agreement and the Guarantors’ obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

(b) Without limiting the generality of the foregoing, the obligations of the Guarantors under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any death, insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Guarantors, (ii) the Transfer of all or substantially all of GLDH’ assets to a third party, (iii) any action taken by Lender that is authorized by any provision of this Guaranty, or (iv) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof.

4. Waivers and Acknowledgements.

(a) The Guarantors hereby unconditionally and irrevocably waive any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

Exhibit B: Guaranty Agreement

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(b) The Guarantors hereby unconditionally and irrevocably waive promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any lien or any property subject thereto.

(c) The Guarantors hereby unconditionally and irrevocably waive any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Guaranteed Obligations.

5. Dissolution, Liquidation or Bankruptcy of GLDH. In the event of either of Guarantor’s dissolution, insolvency or adjudication of bankruptcy or filing of a petition for relief under any present or future provision of the United States Bankruptcy Code, or the filing of such a petition against any Borrower, and in any such proceeding some or all of the Guaranteed Obligations are terminated or rejected, is modified or abrogated or are otherwise avoided for any reason, the Guarantors agree that such liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such event, action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Lender upon the dissolution, insolvency, bankruptcy or reorganization of GLDH, as though such payment had not been made.

6. Default. Any default under, or breach of, this Guaranty by either of the Guarantors shall be considered an “Event of Default” hereunder.

7. Assignment. This Guaranty may not be assigned by any party without the prior written consent of Lender, not to be unreasonably withheld.

8. Governing Law. The Parties expressly incorporate the provisions relating to governing law as set forth in paragraph 11 of the Agreement by this reference.

9. Notices. Any notice required by this guaranty or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services.

10. No Waiver. Lender shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

11. Release. Upon the final payment and discharge in full of all Guaranteed Obligations, Lender shall immediately deliver to the Guarantors, a written release of this Guaranty.

12. Counterparts. This Guaranty may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Exhibit B: Guaranty Agreement

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13. Headings. The headings and captions of the various subdivisions of this Guaranty are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

14. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Guaranty shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Guaranty shall nevertheless remain in full force and effect.

15. Construction. The parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guaranty.

16. Miscellaneous. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with the Agreement, the Note, and each of the other Loan Documents, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty.

[signature page follows]

Exhibit B: Guaranty Agreement

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IN WITNESS WHEREOF, the parties have executed and delivered this Guaranty on the date first above written.

Green Light District Holdings, Inc. (“GLDH”)		Body and Mind Inc. (“Lender”)

By:	/s/ David Barakett	By:	/s/ Leonard Clough
Name:	David Barakett	Name:	Leonard Clough
Its:	Authorized Signatory	Its:	Authorized Signatory

Airport Collective Inc. (“Airport”)

By:	/s/ David Barakett
Name:	David Barakett
Its:	Authorized Signatory

Exhibit B: Guaranty Agreement

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EXHIBIT C

SECURITY AGREEMENT

This security agreement (this “Security Agreement”) is made effective as of June 19, 2019 (the “Effective Date”) by Green Light District Holdings, Inc., a Delaware Corporation (“GLDH”) and Airport Collective Inc., a California non-profit mutual benefit corporation (“Airport”) (GLDH and Airport shall collectively be referred to as, the “Guarantors”) in favor of Body and Mind Inc., a Nevada corporation (the “Lender”).

WHEREAS, GLDH has entered into a loan agreement, dated as of the date hereof, with Lender (the “Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement) pursuant to which Lender has made a loan to GLDH evidenced by a Convertible Note dated as of the date hereof in the principal amount of Five Million Two Hundred Thousand Dollars ($5,200,000.00);

WHEREAS, the Guarantors have unconditionally guaranteed the Obligations (as defined herein), pursuant to a certain guaranty agreement, dated as of the date hereof (the “Guaranty”);

WHEREAS, Guarantors will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Settlement Agreement, the Agreement and the other Loan Documents and each is, therefore, willing to enter into this Security Agreement;

WHEREAS, it is a condition precedent to the Settlement Agreement that Guarantors shall have executed and delivered this Security Agreement granting Lender a security interest in the Collateral (as defined herein) in order to secure the Loan Obligations; and

NOW, THEREFORE, in consideration of the promises and in order to induce Lender to enter into the Settlement Agreement, Grantors hereby agree as follows:

1. Grant of Security Interest. As collateral and security for payment in full by the Grantors of all amounts due under the Convertible Note, the Note and all Loan Documents, and all costs, fees and expenses related thereto, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Loan Documents (collectively, the “Obligations”), each Grantor hereby grant to Lender a security interest in and on all of such Grantor’s right, title, and interest in and to all personal property of such Grantor, wherever located, whether now owned or hereafter acquired, including, without limitation, all of the following (the “Collateral”), as defined in the California Uniform Commercial Code (the “UCC”): (a) Accounts; (b) Certificated Securities; (c) Chattel Paper; (d) Commercial Business and Tort Claims; (e) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing; (f) Contract Rights; (g) Deposit Accounts; (h) Documents; (i) Electronic Chattel Paper; (j) Equipment; (k) Financial Assets; (l) Fixtures; (m) General Intangibles, including Payment Intangibles and Software; (n) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor; (o) Instruments; (p) Patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, and all other intellectual property; (q) Inventory; (r) Investment Property; (s) Money (of every jurisdiction whatsoever); (t) Letter-of-Credit Rights; (u) Payment Intangibles; (v) Security Entitlements; (w) Software; (x) Supporting Obligations; (y) Uncertificated Securities; and (z) to the extent not included in the foregoing, all other personal property of any kind or description; together with all books, records, writings, databases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing; and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

Exhibit C: Security Agreement

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For purposes of this Security Agreement, the parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Therefore, if the UCC, at any time, is amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the UCC, at any time, is amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.

Subject to any prior secured interest in the Collateral, the Collateral secures the prompt and complete payment when due of the outstanding principal and interest in accordance with the Loan Documents.

2. Representations and Warranties. Each Grantor represents and warrants to Lender as follows:

(a) The Grantor has full power and authority to execute, deliver, and perform this Security Agreement, which has been duly authorized by all necessary and proper corporate action.

(b) This Security Agreement has been duly executed and delivered, and constitutes the legal, valid, and binding obligation of the Grantor, enforceable in accordance with its terms.

(c) No effective security agreement, financing statement, equivalent security or Lien instrument, or continuation security agreement covering all or any part of the Collateral is on file or of record in any public office.

(d) The Grantor has good title to and is the lawful owner of the Collateral, free from all claims, liens, encumbrances, charges, or security interests whatsoever except as otherwise granted by this Security Agreement.

(e) All of the Equipment and Inventory: (i) were acquired in the Grantor’s ordinary course of business; (ii) are in the Grantor’s exclusive possession and control; (iii) are to be maintained and preserved by the Grantor in the same condition, repair, and working order as when new, ordinary wear and tear excepted; (iv) shall promptly be repaired, replaced, and otherwise improved by the Grantor promptly following any material loss or damage, provided that Lender shall be notified of such material loss or damage; (v) shall be located at the Grantor’s principal place of business; (vi) in the event that the location of the Equipment or Inventory changes, the Grantor shall promptly provide notice to the Lender of such location change; (vii) shall be open to inspection by the Lender during normal business hours; (viii) shall not be sold, assigned, leased, mortgaged, transferred, or otherwise disposed of by the Grantor, except in the ordinary course of business; and (ix) shall not become a part of or to be affixed to any real property of any person.

Exhibit C: Security Agreement

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(f) All of the Grantor’s material Related Contracts are in full force and effect, and the Grantor and, to the Grantors’ knowledge, the other contracting parties to each such Related Contract have performed in all material respects their respective obligations under each such Related Contract

(g) This Security Agreement creates a valid Lien and security interest in the Collateral, securing the payment of all amounts due under the Loan, and, upon the filing of the related financing statement(s) in accordance with this Security Agreement, the Lien will be perfected, enforceable in accordance with its terms.

(h) No authorization, approval, or other action by, and no notice to or filing with, any governmental or regulatory agency or authority is required: (i) for the grant by Grantor of the security interest granted hereby; (ii) for the execution, delivery, or performance of this Security Agreement by Grantor; or (iii) for the perfection of or the exercise by Lender of its rights and remedies hereunder.

3. Covenants. Each Grantor expressly covenants and agrees that, until the Obligations are irrevocably satisfied in full or otherwise discharged:

(a) The Grantor shall, at Grantor’s sole expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including, without limitation, providing, executing, filing, and/or recording any notice, financing statement, statement, instrument, document, or agreement that the Lender considers necessary to create, preserve, continue, perfect, or validate any security interest granted hereunder or which the Lender considers necessary or desirable to exercise or enforce the Lender’s rights hereunder with respect to such security interest

(b) The Lender is authorized to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law in a form as determined to be appropriate by Lender. A carbon, photographic, or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Exhibit C: Security Agreement

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(c) The Grantor shall keep the Collateral insured for the benefit of the Lender against fire, theft, and such other hazards, and in amounts and with such insurance underwriters, as are prudent and customary in Grantor’s industry

(d) The Grantor shall defend the Collateral against all claims and demands of all persons (other than Lender) claiming an interest therein.

(e) The Grantor shall not sell, assign, convey, grant, create, or suffer to exist any lien, claim, security interest, or encumbrance upon the Collateral in favor of any person other than the Lender.

(f) The Grantor shall not otherwise transfer or dispose of any Collateral (“Transfer”), except for a Transfer, other than a security interest, made in the ordinary course of business for reasonably equivalent value.

4. Remedies. Upon the happening of an material breach of the Loan, the Lender shall have, in addition to all other rights and remedies provided in this Security Agreement or otherwise, all the rights and remedies of a Lender on default under the UCC, including without limitation the right to take possession of the Collateral, and for that purpose the Lender may, so far as Grantors can give authority therefor, enter upon any premises upon which Collateral may be situated and remove, take and carry away the same. The Lender may require Grantors to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to the Lender. Without limiting the generality of the foregoing, the Lender may immediately, without demand or performance and without notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever to Grantors, all of which are hereby expressly waived, and without advertisement, sell the Collateral, or any part thereof, at public or private sale or otherwise, at any of Lender’s offices or elsewhere, for cash, on credit, or for future delivery and upon such other terms as Lender may deem commercially reasonable, and after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), shall apply the residue of such proceeds toward the payment of the Obligations and other liabilities of Grantors, Grantors remaining liable for any deficiency remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given, Grantors hereby agrees that a notice sent at least two (2) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be reasonable notice of such sale or other disposition. The Lender, in its discretion, may in its name or in the name of Grantors, demand, sue for, collect, and receive any money, receivables, or proceeds included in the Collateral and extend the time of payment or otherwise modify any of the terms of or release Grantors under any such Collateral, without thereby incurring responsibility to or discharging or otherwise affecting any liability of Grantors. Grantors shall pay to the Lender on demand any and all attorney’s fees reasonably and necessarily incurred or paid by the Lender in protecting or enforcing the Obligations and the other rights of the Lender under this Security Agreement, including its right to take possession of and realize on Collateral.

Exhibit C: Security Agreement

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5. Power of Attorney. The Grantors authorize the Lender and does hereby make, constitute, and appoint the Lender and agents of the Lender with full power of substitution, as Grantors’ true and lawful attorney-in-fact with power, in its own name or in the name of Grantors, upon the occurrence and continuance of any material breach of the Loan, to endorse any notes, checks, drafts, money orders, or other instruments of payment (including, payments under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Lender; to sign and endorse any documents relating to the Collateral; to pay or discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on or threatened against the Collateral; to grant, collect, receipt for, compromise, settle, and sue for sums due in respect of the Collateral; and generally, to do at the Lender’s option and at Grantors’ expense, at any time, or from time to time all acts and things which the Lender deems necessary to protect, preserve, and realize upon the Collateral and the security interests therein in order to effect the intent of this Security Agreement, as fully and effectually as Grantors might or could do; and Grantors hereby ratifies all that said attorney shall do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for as long as any of the obligations shall be outstanding. The Grantors agree that any reasonable fees, costs, and expense incurred by the Lender pursuant to the foregoing authorization shall become part of the Obligations and be secured by the Collateral.

6. Term of Security Agreement. The term of this Security Agreement shall commence on the date hereof and continue in full force and effect until all of the Obligations have been fully and indefeasibly paid and performed and such payment and performance has been acknowledged in writing by the Lender. At such time, this Security Agreement shall terminate, Lender shall release its security interests hereunder (and deliver and sign appropriate UCC termination statements), and the Collateral shall be reassigned to Grantors.

7. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses, or liabilities resulting from Lender’s gross negligence or willful misconduct.

(b) Each Grantor will upon demand pay to Lender the amount of any and all expenses, including the reasonable fees and out of pocket disbursements of its counsel and of any experts and agents, which Lender may incur in connection with: (i) filing or recording fees incurred in connection with this Security Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (iii) the exercise or enforcement of any of the rights of Lender; or (iv) the failure by Grantors to perform or observe any of the provisions hereof. Lender shall not be liable to Grantors for damages as a result of delays, temporary withdrawals of the Equipment from service, or other causes other than those caused by Lender’s gross negligence or willful misconduct.

Exhibit C: Security Agreement

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8. Continuing Security Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until payment in full of all amounts due under the Loan; (b) be binding upon Grantors, and Grantors’ successors and assigns; and (c) inure to the benefit of Lender and Lender’s successors, transferees, and assigns. Upon the payment in full of all amounts due under the Loan, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors. Upon any such termination, Lender shall, at Grantors’ expense, execute and deliver to Grantors such UCC termination statements and such other documentation as Grantors shall reasonably request to affect the termination and release of the Liens on the Collateral.

9. Assignment. This Security Agreement may not be assigned by any party without the prior written consent of Lender, not to be unreasonably withheld.

10. Governing Law. The Parties expressly incorporate the provisions relating to governing law as set forth in paragraph 11 of the Agreement by this reference.

11. Notices. Any notice required by this guaranty or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery.

12. No Waiver. Lender shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

13. Release. Upon the payment and discharge in full of all Obligations, Lender shall immediately deliver to each Grantor, a written release of this Security Agreement and such UCC termination statements and such other documentation as Grantors shall reasonably request to affect the termination and release of the Liens on the Collateral.

Exhibit C: Security Agreement

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14. Counterparts. This Security Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Headings. The headings and captions of the various subdivisions of this Security Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

16. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Security Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Security Agreement shall nevertheless remain in full force and effect.

17. Construction. The parties have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Security Agreement.

18. Miscellaneous. Should any provision of this Security Agreement be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Security Agreement, together with the Agreement, the Note, and each of the other Loan Documents, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Security Agreement.

[signature page follows]

Exhibit C: Security Agreement

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IN WITNESS WHEREOF, the parties have executed and delivered this Security Agreement on the date first above written.

“GUARANTORS” Green Light District Holdings, Inc. (“GLDH”)		Body and Mind Inc. (“Lender”)

By:	/s/ David Barakett	By:	/s/ Leonard Clough
Name:	David Barakett	Name:	Leonard Clough
Its:	Authorized Signatory	Its:	Authorized Signatory

Airport Collective Inc. (“Airport”)

By:	/s/ David Barakett
Name:	David Barakett
Its:	Authorized Signatory

Exhibit C: Security Agreement

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SCHEDULE I

UCC-1 FINANCING STATEMENT

[to be inserted]

EXHIBIT A

TO UCC-1 FINANCING STATEMENT

DEBTOR 1: GREEN LIGHT DISTRICT HOLDINGS, INC.

DEBTOR 2: THE AIRPORT COLLECTIVE, INC.

SECURED PARTY: BODY AND MIND INC.

THE FINANCING STATEMENT IS CONTINUED AND COVERS THE FOLLOWING TYPES OR ITEMS OF COLLATERAL:

All personal property of Debtor 1, and all the personal property of Debtor 2 utilized in connection with or related to the business conducted at 3411 E. Anaheim St. Long Beach, CA 90802 now owned or hereafter acquired or created, including, without limitation, all of the following (the “Collateral”):

(a) Accounts;

(b) Certificated Securities;

(c) Chattel Paper;

(d) Commercial Business and Tort Claims;

(e) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(f) Contract Rights;

(g) Deposit Accounts;

(h) Documents;

(i) Electronic Chattel Paper;

(j) Equipment;

(k) Financial Assets;

(l) Fixtures;

(m) General Intangibles, including Payment Intangibles and Software;

(n) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(o) Instruments;

(p) Patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, and all other intellectual property;

(q) Inventory;

(r) Investment Property;

(s) Money (of every jurisdiction whatsoever);

(t) Letter-of-Credit Rights;

(u) Payment Intangibles;

(v) Security Entitlements;

(w) Software;

(x) Supporting Obligations;

(y) Uncertificated Securities; and

(z) to the extent not included in the foregoing, all other personal property of any kind or description; together with all books, records, writings, databases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing; and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

All terms used and not defined herein shall have the meanings assigned to them in Division 9 (or, if not defined in Division 9, then in any other Division) of the California Uniform Commercial Code, as amended, supplemented, revised or replaced from time to time (the “UCC”).

Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Therefore, if the UCC, at any time, is amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the UCC, at any time, is amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.